EX 99.28(d)(1)(viii)

Amendment to

Amended and Restated Investment Advisory

and Management Agreement

between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Adviser and the Fund entered into an Amended and Restated Investment Advisory and Management Agreement effective December 1, 2012, as amended April 29, 2013, May 30, 2013, September 16, 2013, June 4, 2014, September 15, 2014 and April 27, 2015 (“Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the fee changes for the following six funds have been approved by the Board of Trustees of the Trust:

1.	JNL/Mellon Capital Communications Sector Fund;
2.	JNL/Mellon Capital Consumer Brands Fund;
3.	JNL/Mellon Capital Financial Sector Fund;
4.	JNL/Mellon Capital Healthcare Sector Fund;
5.	JNL/Mellon Capital Oil & Gas Sector Fund; and
6.	JNL/Mellon Capital Technology Sector Fund.

Whereas, pursuant to the approval of fee changes for the six funds, as outlined herein-above, the parties have agreed to amend Schedule B of the Agreement to update fees for each respective fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 1, 2015, attached hereto.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of this 13th day of March 2015, effective July 1, 2015.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule B
Dated July 1, 2015
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital DowSM 10 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Global 15 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Nasdaq® 25 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® 24 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital 25 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Communications Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Technology Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%

B-2